Exhibit 10.19

FIRST AMENDMENT

TO THE

PLAINS EXPLORATION & PRODUCTION COMPANY

LONG-TERM RETENTION AGREEMENT

JAMES C. FLORES

WHEREAS, Plains Exploration & Production Company (the “Company”) and James C. Flores (“Executive”) entered into the Plains Exploration & Production Company Long-Term Retention Agreement (the “Agreement”) dated effective as of the 10th day of February, 2006 (the “Effective Date”); and

WHEREAS, the Company and Executive have agreed to amend the Agreement as set forth below;

NOW, THEREFORE, effective as of the Effective Date, the parties hereto agree as follows:

1.	The following sentence shall be added to paragraph 4 of the Agreement:

“The amount so credited to Executive’s Account shall then be contributed by the Company in cash, Common Stock or other property to the Trust created under the Plan to be held by the trustee of such Trust until paid according to the terms of this Agreement, to Executive.”

2.	The words “a Deferral Election or” shall be stricken from the first sentence of paragraph 5 of the Agreement.

3.	The first sentence of paragraph 6 of the Agreement shall be deleted.

4.	As modified herein, the Agreement is hereby ratified and affirmed in all respects.

IN WITNESS WHEREOF, the parties hereto have signed this to be effective set forth above.

PLAINS EXPLORATION & PRODUCTION COMPANY

By:	/s/ John F. Wombwell	Date: February 10, 2006
Name:	John F. Wombwell
Title:	Executive Vice President, General Counsel & Secretary

Executive

By:	/s/ James C. Flores	Date: February 10, 2006